EXHIBIT 10(I)

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	Service Agreement No. 102
Open Access Transmission Tariff	(roll-over renewal)

Service Agreement For Long-Term

Firm Point-To-Point Transmission Service

1.0	This Service Agreement, dated as of April 21, 2003, is entered into, by and between Sierra Pacific Power Company and/or Nevada Power Company as appropriate (“Transmission Provider”), and Las Vegas Cogeneration II, LLC (“Transmission Customer”).

2.0	The Transmission Customer has been determined by the Transmission Provider to have a Completed Application for Firm Point-To-Point Transmission Service under the Tariff.

3.0	The Transmission Customer has provided to the Transmission Provider an Application deposit in accordance with the provisions of Section 17.3 of the Tariff.

4.0	Service under this agreement shall commence on the later of (1) the requested service commencement date, or (2) the date on which construction of any Direct Assignment Facilities and/or Network Upgrades are completed, or (3) such other date as it is permitted to become effective by the Commission. Service under this agreement shall terminate on the actual termination date or such date as mutually agreed upon by the parties.

5.0	Renewal of this transmission service will be subject to the preservation of the pre-existing rights held by existing Transmission Customers. Additional network upgrades are necessary to preserve those customers’ rights.

6.0	As conditioned in Section 5.0, this renewal of the LV Cogen II original TSA beyond May 2004 is dependent upon the completion of Pecos-Shadow and Pecos-Leavitt 138 kV reconductor projects. Transmission Provider will upgrade these facilities. These upgrades are expected to be in service prior to May 2004. If these upgrades are not completed prior to May 2004, service may be interrupted if necessary to preserve the pre-existing rights held by existing and queued transmission customers at the time of Transmission Customer’s application for this service.

7.0	The Transmission Provider agrees to provide and the Transmission Customer agrees to take and pay for Firm Point-To-Point Transmission Service in accordance with the provisions of Part II of the Tariff and this Service Agreement.

8.0	Any notice or request made to or by either Party regarding this Service Agreement shall be made to the representative of the other Party as indicated below.

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	Service Agreement No. 102
Open Access Transmission Tariff	(roll-over renewal)

Transmission Provider:

Executive Director, Transmission Services

Sierra Pacific Power Company

P.O. Box 10100

Reno, Nevada 89520

and/or

Director, Regional Transmission

Nevada Power Company

P.O. Box 230

Las Vegas, NV 89151

Transmission Customer:

Las Vegas Cogeneration II, L.L.C.

General Manager

1701 East Alexander Road

North Las Vegas, NV 89030

9.0	The Tariff is incorporated herein and made a part hereof.

IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.

Transmission Provider:

By:
	Name	Title	Date

Transmission Customer:

By:
	Name	Title	Date

Sierra Pacific Resources Operating Companies
FERC Electric Tariff
First Revised Volume No. 1	Service Agreement No. 102
Open Access Transmission Tariff	(roll-over renewal)

Specifications For Long-Term Firm Point-To-Point

Transmission Service

1.0	Term of Transaction: 5 Years

Start Date:  5-01-03

Termination Date:  9-30-08

2.0	Description of capacity and energy to be transmitted by Transmission Provider including the electric Control Area in which the transaction originates.

230 MW from LV Cogeneration II in Nevada Power Company’s control area to Mead 230KV Substation in WAPA’s control area.

3.0	Point of Receipt	Delivering Party
	LV Cogen Sub	Las Vegas Cogeneration II, L.L.C.

4.0	Point of Delivery	Receiving Party

	Mead 230KV Sub	Market at Mead 230KV

5.0	Maximum amount of capacity and energy to be transmitted (Reserved Capacity): 230MW

6.0	Designation of party(ies) subject to reciprocal service obligation: Transmission Customer or its affliliates.

7.0	Name(s) of any Intervening Systems providing transmission service: None

8.0	Service under this Agreement may be subject to some combination of the charges detailed below. (The appropriate charges for individual transactions will be determined in accordance with the terms and conditions of the Tariff.)

8.1	Transmission Charge: $1.21/kw-mo.

8.2	System Impact and/or Facilities Study Charge(s): None. Customer is exercising original contract roll-over right.

8.3	Direct Assignment Facilities Charge: None. Customer is exercising original contract roll-over right.

8.4	Ancillary Services Charges: As negotiated.

8.5	Power Factor Requirements: As defined in Interconnection and Operation Agreement.